EXHIBIT 99.1

Gladstone Investment Announces Monthly Cash Distributions for  July, August and September 2019 and Supplemental Distribution  to Common Stockholders and First Fiscal Quarter Earnings  Release and Conference Call Dates

MCLEAN, VA., July 09, 2019 (GLOBE NEWSWIRE) -- Gladstone Investment Corporation (NASDAQ: GAIN) (the “Company”) announced today that its board of directors declared the following monthly cash distributions to preferred and common stockholders. The Company also announced its plan to report earnings for the first fiscal quarter ended June 30, 2019.

The Company will also pay a supplemental distribution of $0.03 per share to holders of its common stock in September 2019. This supplemental distribution is in addition to the semi-annual supplemental distributions that the Company currently anticipates paying each fiscal year.  Supplemental distributions include undistributed net capital gains but may also be made from undistributed net investment income, which the Company anticipates it will continue to generate in the future. The Board of Directors will evaluate the amount and timing of additional supplemental distributions in future periods.

Common Stock: $0.068 per share of common stock for each of July, August and September 2019, payable per the table below. The Company has paid 168 consecutive monthly cash distributions on its common stock.

Record Date	Payment Date	Cash Distribution
July 22	July 31	$0.068
August 20	August 30	$0.068
September 4	September 13	$0.03*
September 17	September 30	$0.068
Total for the Quarter:		$0.234

*Denotes supplemental distribution to common stockholders

Series D Term Preferred Stock: $0.13020833 per share of the Company’s 6.25% Series D Cumulative Term Preferred Stock (“Series D Term Preferred Stock”) for each of July, August and September 2019, payable per the table below. The Series D Term Preferred Stock trades on the NASDAQ under the symbol “GAINM.”

Record Date	Payment Date	Cash Distribution
July 22	July 31	$0.13020833
August 20	August 30	$0.13020833
September 17	September 30	$0.13020833
Total for the Quarter:		$0.39062499

Series E Term Preferred Stock: $0.1328125 per share of the Company’s 6.375% Series E Cumulative Term Preferred Stock (“Series E Term Preferred Stock”) for each of July, August and September 2019, payable per the table below. The Series E Term Preferred Stock trades on the NASDAQ under the symbol “GAINL.”

Record Date	Payment Date	Cash Distribution
July 22	July 31	$0.1328125
August 20	August 30	$0.1328125
September 17	September 30	$0.1328125
Total for the Quarter:		$0.3984375

The Company offers a dividend reinvestment plan (the “DRIP”) to its common stockholders. For more information regarding the DRIP, please visit www.gladstoneinvestment.com.

Earnings Announcement:

The Company also announced today that it plans to report earnings after the stock market closes on Wednesday, July 31, 2019, for the first quarter ended June 30, 2019. The Company will hold a conference call on Thursday, August 1, 2019 at 8:30 a.m. EDT to discuss its earnings results. Please call (855) 376-7516 to enter the conference call. An operator will monitor the call and set a queue for questions.

A conference call replay will be available beginning one hour after the call and will be accessible through August 8, 2019. To hear the replay, please dial (855) 859-2056 and use playback conference number 5695416.

The live audio broadcast of the Company’s conference call will be available online at www.gladstoneinvestment.com. The event will also be archived and available for replay on the Company’s website through October 1, 2019.

Gladstone Investment Corporation is a publicly traded business development company that seeks to make secured debt and equity investments in lower middle market businesses in the United States in connection with acquisitions, changes in control and recapitalizations. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

Source: Gladstone Investment Corporation
For further information: Gladstone Investment Corporation, +1-703-287-5893